CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation of our report, dated January 17, 1997, included in this Form 10-K in the previously filed Registration Statements of American Bancorp of Nevada on Form S-8 No. 33-66217 and 33-29914.


                                   /s/ McGLADREY & PULLEN, LLP


McGLADREY & PULLEN, LLP
Las Vegas, Nevada
March 11, 1997